Exhibit 99.2

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Dan Goldstein and Paul Kranhold

Sard Verbinnen & Co.

310-201-2040 and 415-618-8750

DineEquity, Inc. Significantly Raises Dividend and Share Repurchase Authorization

➢ Quarterly cash dividend raised by 17% to $0.875 per share of common stock

➢ Share repurchase authorization increased to $100 million

GLENDALE, Calif., October 28, 2014 -- DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced approval by its Board of Directors of a meaningful 17% increase in the Company’s quarterly cash dividend to $0.875 per share of common stock.  The fourth quarter 2014 dividend will be payable on January 9, 2015 to the Company’s stockholders of record at the close of business on December 3, 2014.

The Board of Directors also approved an increase in the share repurchase authorization for the Company’s common stock, effective immediately, to $100 million from the remaining previous authorization of approximately $40 million.  The Company anticipates using the majority of its remaining free cash flow after dividend payments for share repurchases.

“Given the substantial interest savings that will result from the securitization transaction, the time is right to announce our new capital allocation strategy.  Our 99% franchised business model continues to generate strong and stable free cash flow.  The meaningful increase in our quarterly cash dividend underscores our confidence in the future of our business,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

On September 30, 2014, DineEquity, Inc. announced the completion of its $1.4 billion securitization refinancing, allowing the Company to secure a significantly lower fixed interest rate of 4.277% for the next seven years.  Additionally, the new debt structure provides for increased financial flexibility.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 19 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

DineEquity, Inc.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness and risks associated with the timing and our ability to refinance the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.